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                                                                    EXHIBIT 10.1

                            DIRECTOR VOTING AGREEMENT

     This Director Voting Agreement ("Voting Agreement"), dated as of January 22, 2007, is among Glacier Bancorp, Inc., ("GBCI"), 1st Bank, North Side State Bank of Rock Springs, Wyo. ("North Side"), and the undersigned, each of whom is a director ("Director") of North Side. This Voting Agreement will be effective upon the signing of the Merger Agreement (defined below).

                                     RECITAL

     As an inducement for GBCI and 1st Bank to enter into the Plan and Agreement of Merger (the "Merger Agreement") dated as of the date hereof, whereby, among other things, North Side will merge with and into 1st Bank, a wholly-owned subsidiary of GBCI (the "Merger"), each of the Directors, for himself or herself, his or her heirs and legal representatives, hereby agrees as follows:

                                    AGREEMENT

1. VOTING AND OTHER MATTERS. Each of the Directors will vote or cause to be voted all shares of Bank common stock that he or she beneficially owns, with power to vote or direct the voting of (the "Shares"), in favor of approval of the Merger Agreement and the Merger. In addition, each of the Directors will (a) recommend to the shareholders of North Side that they approve the Merger Agreement, and (b) refrain from any actions or omissions inconsistent with the foregoing, except as otherwise required by law, including, without limitation, the Directors' fiduciary duties to North Side and its shareholders.

2. NO TRANSFER. Until the earlier of the consummation of the Merger or the termination of the Merger Agreement, each Director will not sell, permit a lien or other encumbrance to be created with respect to, or grant any proxy in respect of (except for proxies solicited by the board of directors of North Side in connection with North Side shareholders' meeting at which the Merger is presented for shareholder approval) any Shares, unless all other parties to any such sale or other transaction enter into an agreement in form and substance satisfactory to GBCI embodying the benefits and rights contained in this Voting Agreement.

3. INDIVIDUAL OBLIGATIONS. Obligations of each of the Directors under this Voting Agreement are intended to be several and not joint.

4.   MISCELLANEOUS.

     a. Severability. If any provision of this Voting Agreement or the application of such provision to any person or circumstances will be held invalid or unenforceable by a court of competent jurisdiction, such provision or application will be unenforceable only to the extent of such invalidity or unenforceability, and the remainder of the provision held invalid or unenforceable and the application of


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          such provision to persons or circumstances, other than the party as to which it is held invalid, and the remainder of this Voting Agreement, will not be affected.

     b. Counterparts. This Voting Agreement may be executed in one or more counterparts, including facsimile counterparts, each of which will be deemed an original, but all of which taken together will constitute one and the same document.

     c. Governing Law. This Voting Agreement will be deemed a contract made under, and for all purposes will be construed in accordance with, the laws of the State of Wyoming.

     e. Remedies. Any breach of this Voting Agreement entitles GBCI and 1st Bank to injunctive relief and/or specific performance, as well as any other legal or equitable remedies GBCI and 1st Bank may be entitled to.

     f. Defined Terms. Unless otherwise defined herein, capitalized terms used in this Voting Agreement have the meaning assigned to them in the Merger Agreement.

                      SIGNATURES APPEAR ON FOLLOWING PAGE.


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This Director Voting Agreement is signed as of January 22, 2007.

GLACIER BANCORP, INC.                   1ST BANK


By                                      By
   ----------------------------------      -------------------------------------
   Michael J. Blodnick                     Michael Seppala
   President & Chief Executive             President
   Officer


NORTH SIDE STATE BANK OF ROCK
SPRINGS, WYO.


By
   ----------------------------------
   Chirstian N. Bunning
   President


DIRECTORS:


-------------------------------------   ----------------------------------------
Peter R. Arambel                        William G. Fabian


-------------------------------------   ----------------------------------------
Christian N. Bunning                    Kerry W. Richards


-------------------------------------   ----------------------------------------
John R. Bunning                         Robert A. Zueck


-------------------------------------
Michael F. Chadey


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